EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Streamline Health Solutions, Inc.
Cincinnati, Ohio
We consent to the incorporation by reference in this Registration Statement on Form S-8 of Streamline Health Solutions, Inc. of our report dated April 13, 2011, relating to the consolidated financial statements and schedules, which appears in the Annual Report on Form 10-K of Streamline Health Solutions, Inc. for the fiscal year ended January 31, 2011.

/s/ BDO USA, LLP
Chicago, IL
June 8, 2011